UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

September 9, 2007
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

Effective September 9, 2007, GeoGlobal Resources Inc. (the “Company”) amended the terms of its outstanding common stock purchase warrants to purchase an aggregate of 2,126,000 common shares, originally to expire on September 9, 2007.  The expiration date was extended to 5:00 p.m. (Toronto time) on June 20, 2009.

In addition, the expiration dates of Company’s outstanding compensation options and the related warrants issuable on exercise of the compensation options were both extended to the same time on June 20, 2009.  The outstanding compensation options were issued in September 2005 exercisable at US $6.50 per compensation option.  The common stock purchase warrants issuable on exercise of the compensation options will be when issued, exercisable at US $9.00 per share.  On exercise of the compensation options, an aggregate of 195,144 common shares and 95,572 warrants are issuable.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.
Not applicable

(b)           Pro forma financial information
Not applicable

(c)           Exhibits:

10.1	Form of Certification issued to warrantholders evidencing the extension of the expiration date of warrants issued September 9, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 13, 2007
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO